As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-266457

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CANNAPHARMARX, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	27-4635140 (I.R.S. Employer Identification Number)

Suite 3600, 888 – 3rd Street SW
Calgary, Alberta, CanadaT2P 5C5
949-652-6838
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CANNAPHARMARX, INC.

Suite 3600, 888 – 3rd Street SW

Calgary, Alberta, CanadaT2P 5C5

Attn: Domenic Colvin

Tel: 949-652-6838

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joshua D. Brinen

Brinen & Associates, LLC

90 Broad Street, Tenth Floor

New York, New York 10004

(212) 330-8151

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CannaPharmRX, Inc. is filing this Form S-1 Amendment solely for the purpose of adding exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Purchase Agreement by and between CannaPharmaRX, Inc. and Tysadco Partners, LLC, dated as of April 28, 2022

10.2	Registration Rights Agreement by and between CannaPharmaRX, Inc. and Tysadco Partners, LLC, dated as of April 28, 2022

10.3	Securities Purchase Agreement by and between CannaPharmaRX, Inc. and Tysadco Partners, LLC, dated as of April 28, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calgary, State of Alberta on August 9, 2022.

CANNAPHARMARX, INC.

By:	/s/ Domenic Colvin
Domenic Colvin President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Domenic Colvin and John Cassels, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Domenic Colvin	President, Chief Executive Officer, Chief Financial Officer and Director	August 9, 2022
Domenic Colvin	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Marc Branson	Director	August 9, 2022
Marc Branson

/s/ Richard Orman	Director	August 9, 2022
Richard Orman

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